UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): February 4, 2010

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of Principal Executive Offices)

(727) 213-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 15, 2009, we assumed approximately 23,000 homeowners’ insurance policies from Citizens Property Insurance Corporation, an entity created by the Legislature of the State of Florida. We assumed the policies pursuant to Florida’s “take-out” program, designed to reduce the State’s risk exposure by encouraging private insurance companies to assume policies from the state controlled insurance company. Under the program, we assume the risk under the policies on December 15, 2009, Citizens continues to service the policies until expiration and we receive from Citizens unearned premiums associated with the policies, less ceding commissions retained by Citizens. Policyholders may opt out of the program any time and remain with Citizens.

We announced this assumption by a widely disseminated news release on December 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 3, 2009.

HOMEOWNERS CHOICE, INC.

BY:	/S/ RICHARD R. ALLEN
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.